Exhibit 10.36

WESTWAY GROUP, INC.

2010 INCENTIVE COMPENSATION PLAN

SECTION 1. Background. The Board of Directors of Westway Group, Inc., a Delaware corporation, adopted the Westway Group, Inc. 2010 Incentive Compensation Plan, pursuant to which certain of the Key Employees of the Company and Subsidiary Corporations could be granted cash bonuses, Restricted Stock, Performance Share Units, Stock Appreciation Rights and/or Options and non-employee Directors could be issued Company Stock effective January 1, 2010 (the “Plan”). The Plan, as set forth in this document, was approved by the Compensation Committee on April 13, 2010 and approved by the Board on April 14, 2010. The Plan was approved by the shareholders of the Company on June 30, 2010. The Plan is effective as of January 1, 2010.

SECTION 2. Purpose of Plan. The purpose of the Plan is to strengthen the Company and those corporations which are or later become Subsidiary Corporations, by providing to specific Key Employees added incentives for high levels of performance, and to encourage stock ownership in the Company.

SECTION 3. Definitions:

(a) The “1934 Act” means the Securities Exchange Act of 1934.

(b) “Award” means a cash, Restricted Stock, Performance Share Unit, Stock Appreciation Rights or Option award.

(c) “Award Agreement” means the document that sets forth the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” refers to (i) any person or “group” (as defined in Section 13(d)(3) of the 1934 Act), other than ED&F Man Holdings Limited and its subsidiaries, acquiring (whether by stock purchase, asset purchase, merger or otherwise) twenty percent (20%) or more of the voting power of the Company’s then outstanding voting shares, or (ii) ED&F Man Holdings Limited and its subsidiaries collectively retaining less than 35% of the aggregate total number of Class A common shares, Class B common shares and Series A Perpetual Convertible preferred shares of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.

(h) “Committee” means the Compensation Committee of the Board. All members of the Committee shall be “outside directors,” as defined or interpreted for purposes of Section 162(m) of the Code.

(i) “Company” means Westway Group, Inc., a Delaware corporation, and any successor to such corporation.

(j) “Company Stock” means the Class A Common Stock of the Company.

(k) “Covered Employee” means, with respect to any grant of an Option, Stock Appreciation Right or Performance Share Unit, a Key Employee who the Committee determines is, or may be or become, a “covered employee” as defined in Section 162(m)(3) of the Code for a year.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Equity” means Restricted Stock, Performance Share Units, Stock Appreciation Rights and/or Options.

(n) “Fair Market Value” means (1) the closing price for a share of Company Stock on the NASDAQ Capital Market (or if Company Stock is no longer traded on the NASDAQ Capital Market, on the exchange or quotation system which reports or quotes the closing price for a share of Company Stock) as accurately reported for any date (or, if no shares of Company Stock are traded on such date, for the nearest preceding date on which shares of Company Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Company Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the foregoing, any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p) “Individual Performance Goals” means the goal or goals, if any, established by the Committee for individual performance measures, based on such objective or subjective criteria as the Committee deems appropriate.

(q) “Key Employee” means a salaried employee of the Company or a Subsidiary Corporation, as selected by the Committee.

(r) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option awarded in accordance with Section 9 of this Plan.

(t) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(u) “Participant” means any Key Employee awarded an Award.

(v) “Performance Goal” means the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a performance period determined by the Committee: (1) revenue growth; (2) operating earnings and margin; (3) operating cash flow; (4) earnings before interest, taxes, depreciation and amortization; (5) net sales; (6) earnings per share; (7) return on equity; (8) return on capital; (9) net earnings; (10) economic profit; (11) balance sheet measurements; (12) objectively-determinable qualitative measures such as certification maintenance, percentage utilization, and number of reportable spills; or (13) any other business criteria as may be determined by the Committee. Performance Goals may be based (as the Committee deems appropriate) on (i) Company-wide (including Subsidiary Corporations) performance, (ii) performance of a subsidiary, segment, division, region, department, function, branch, facility or other operational unit of the Company, (iii) individual performance (if applicable), or (iv) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee sets Performance Goals, the Committee shall establish the objective rules that the Committee will use to determine the extent, if any, that Performance Goals have been met. In establishing any such objective rules, the Committee may, to the extent it deems appropriate, take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Key Employee or the assumptions made by the Committee regarding such goals. With respect to awards to Covered Employees that are intended to comply with the requirements of Section 162(m) of the Code for “performance-based” compensation, any such adjustments shall be made in a manner consistent with such requirements.

(w) “Performance Period” means a period of time over which performance is measured, and, unless otherwise specified by the Committee, shall be the company’s fiscal year. The first Performance Period shall begin January 1, 2010.

(x) “Performance Share Unit” means a unit granted in accordance with Section 7 of this Plan, the value of which is equal to the Fair Market Value of one share of Company Stock and which is payable in Company Stock.

(y) “Plan” means this Westway Group, Inc. 2010 Incentive Compensation Plan, as amended from time to time.

(z) A “Qualified Separation from Service” as used in an Award Agreement means retirement from the Company after attainment of age 55 with ten years of service with the Company, ED&F Man, or any subsidiary thereof; provided that the terms of the retirement meet the definition of a “retirement” or “termination of employment” under Treasury Regulations 1.409A-1(h), that the retirement is approved by the Compensation Committee and the Board of Directors, and otherwise complies with applicable Company policy and the terms of the Key Employee’s employment agreement, if any. Furthermore, if the vesting of an Award under this Plan is accelerated due to a Qualified Separation from Service, such Award (or portion thereof) shall be subject to forfeiture up to and including the first anniversary of the Participant’s retirement date should the Participant violate the terms of his or her retirement as approved by the Board of Directors, including any applicable non-compete clause.

(aa) “Restricted Stock” means Company Stock granted in accordance with Section 8 of this Plan.

(bb) “SARs” means Stock Appreciation Rights granted in accordance with Section 10 of this Plan.

(cc) “Subsidiary Corporation” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

(dd) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or a subsidiary corporation.

(ee) “Terminating Event” shall have the meaning ascribed to such term in Section 13 of this Plan, unless otherwise provided in an Award Agreement.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

SECTION 4. Eligibility. Key Employees, who have been selected by the Committee as provided in Section 5, will be eligible to receive Awards. Non-employee Directors will be eligible to elect to take a portion of their compensation in Company Stock pursuant to Section 11.

SECTION 5. Administration and Grant of Awards.

(a) Administration of the Plan. The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have complete authority to determine those Key Employees to whom the Awards may be granted and the time or times, and the price or prices at which Awards may be granted or exercised, the vesting periods, the amount of cash and/or the number of shares subject to each Award and, with respect to Options, whether an Option will be granted as a Non-Qualified Stock Option or as an Incentive Stock Option, all of which shall be memorialized in an Award Agreement issued to each Participant pursuant to the terms of the Plan. Subject to the express provisions of the Plan, the Committee will also have complete authority to interpret the Plan and all Award Agreements, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the terms and provisions of each Award Agreement (which need not be the same), to determine the rights and obligations of Participants under the Plan and all Award Agreements, and to make all other determinations necessary or advisable in the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and to perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3; provided, however, that the Committee may not delegate the authority to grant Awards, to perform such functions, or to make any determination affecting or relating to the executive officers of any other Covered Employee of the Company and may revoke any delegated authority at any time. Any action of the Committee or its delegate shall be binding on the Company, each Subsidiary Corporation, each affected Key Employee and on each other person directly or indirectly affected by such action.

(b) Allocation of Award. In the Award Agreement, the Committee may allocate; by percentage, value, or a combination of the two; between cash and Equity compensation. The Equity portion of any Award may be further allocated among Restricted Stock, Performance Share Units, SARs and/or Options as the Committee, in its sole discretion, sees fit. In determining the number of shares of Equity compensation to be issued, the value of each share of Company Stock shall be set at the trade-weighted average value in January of the Performance Period. The Committee may set a vesting schedule for any Equity awarded to a Participant pursuant to the Plan; provided, however, that the vesting schedule may only be subject to acceleration to the extent that such acceleration will not subject the Participant or the Plan to interest or penalties under Section 409A of the Code.

(c) General Performance Goals. Prior to or during the beginning of a Performance Period (but in any event no later than 90 days into a Performance Period), the Committee will establish in writing one or more Performance Goals for the Company. In addition, for any Awards not intended to meet the requirements of Section 162(m) of the Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate. The Performance Goals may be described in terms of objectives that are Company-wide or that are related to a Subsidiary, segment, division, department, region, function or business unit. The Performance Goals may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, segment, division, department, region, function or business unit) or measured relative to selected other companies, segments thereof, or a market index.

(d) Section 162(m) Participants. The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code. Any such Awards designated as “performance-based compensation” shall be conditioned upon the achievement of one or more Performance Goals to the extent required by Section 162(m) of the Code and shall be subject to all other conditions and requirements of Section 162(m) of the Code. Notwithstanding anything contained in Section 5(c), within the first 90 days of a Performance Period, or on such earlier date as may be required under Section 162(m) of the Code, the Committee will establish in writing, with respect to each Award to a Covered Employee, (i) the maximum amount to be paid, and/or (ii) a target award amount plus an objectively-determinable formula for calculation of the final award amount, if one or more Performance Goals for the Performance Period are achieved. No amount shall be paid to a Covered Employee pursuant to an Award unless and until the Committee has certified in writing that the applicable Performance Goals and any other material terms under such Award (other than in cases where such relate solely to the increase in the value of Company Stock) have been satisfied. At any time, the Committee may reduce (but not increase) the amount payable under an Award to a Covered Employee on the basis of such further considerations as the Committee in its sole discretion shall determine. No Award payable to a Covered Employee for a Performance Period shall exceed 200% of the target award amount (if applicable), or 600% of base salary, whichever is less.

SECTION 6. Shares Subject to the Plan and Award Limits.

(a) Share Reserve and Award Limits. A number of shares of Company Stock equal to ten percent (10%) of the number of shares of common stock of the Company outstanding on January 1st of the applicable Performance Period, assuming all shares of convertible preferred stock were converted to common stock as of that date, is authorized for issuance under this Plan in the aggregate. The Committee will determine the number of shares of Restricted Stock, Performance Share Units, SARs and/or Options awarded to a Participant. However, no Key Employee shall be granted more than 250,000 shares of Restricted Stock in any calendar year, no Key Employee shall be granted Performance Share Units with respect to more than 250,000 shares of Company Stock in any calendar year, no Key Employee shall be granted SARs with respect to more than 250,000 shares of Company Stock, no Key Employee shall be granted in any calendar year Options to acquire more than 250,000 shares of Company Stock, and no non-employee Director may elect to receive in any calendar year more than 20,000 shares of Company Stock. Should the formula for the calculation of any Award or Awards result in proposed grant or grants of Equity in excess of one or more of the limits in this Section 6(a), the Committee shall reallocate the Award or Awards (but not reduce the total value of any Award) between Equity and cash to comply with these limits in such a manner as the Committee deems appropriate or advisable. Notwithstanding any other provisions of the Plan to the contrary, the maximum aggregate number of shares of Company Stock that may be granted under the Plan pursuant to Incentive Stock Options is 1,000,000 shares of Company Stock. More than one Award may be granted to the same Key Employee. The number of shares of Company Stock described above shall be subject to increase or decrease pursuant to the provisions of Section 13 of the Plan.

(b) Reversion of Shares to the Share Reserve. Any shares of Company Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award; any shares subject to an Award that are forfeited or cancelled; and any shares reflected by a Performance Share Unit or Option that are not issued due to the failure to satisfy any vesting conditions with respect to such Performance Share Unit or Option, shall be available for use in future grants under this Plan. If Awards of SARs are settled in cash, the shares of Company Stock that would have been delivered had there been no cash settlement shall be available for use in future grants under this Plan. In addition, any shares of Company Stock tendered to satisfy a withholding obligation shall be available for use in future grants under this Plan.

SECTION 7. Performance Share Units.

(a) Committee Action. The Committee acting in its absolute discretion may grant Performance Share Units to Key Employees from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Key Employee and the performance period for the Award and shall describe the conditions under which the Performance Share Units will vest and be paid and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

(b) Vesting. The Committee acting in its absolute discretion may make Performance Share Units subject to one or more employment, performance or other vesting conditions (including, without limitation, Performance Goals and Individual Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the related Award Agreement shall set forth each vesting condition and the deadline for satisfying the same.

(c) No Adjustment for Cash Dividends. Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 13, there shall be no adjustment to Performance Share Units for dividends paid by the Company.

(d) Payment of Performance Share Units. Except as otherwise provided in an Award Agreement, payment of the entire vested Performance Share Unit or, if the Award provides for partial vesting, the entire vested portion of such Performance Share Unit, will be made in Company Stock on or before March 30 of the calendar year following the year in which the Performance Share Units first become vested, after the Committee certifies that such Award or portion of an Award is payable.

SECTION 8. Restricted Stock.

(a) Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Key Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall set forth the number of shares of Restricted Stock granted to the Key Employee and shall describe the conditions under which the Key Employee’s interest in the underlying Company Stock will become nonforfeitable, consistent with Section 8(b) below.

(b) Retention Conditions. The Committee acting in its absolute discretion may make the retention of Restricted Stock subject to the satisfaction of any conditions (including, without limitation, Performance Goals) that the Committee deems appropriate for Key Employees generally or for a Key Employee in particular, and the Award Agreement shall describe each such condition and the deadline for satisfying each such condition. A Key Employee’s nonforfeitable interest in Restricted Stock shall depend on the extent to which he or she timely satisfies each retention condition, and the Restricted Stock shall be forfeited by the Key Employee to the Company to the extent that any retention condition is not timely satisfied. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any retention conditions applicable thereto.

(c) Dividends and Voting Rights. Any cash dividend declared on Restricted Stock shall be paid directly to the Key Employee holding such Restricted Stock. The Award Agreement shall specify whether a Company Stock dividend shall be treated as (1) Restricted Stock, in which case such Key Employee’s interest in such Company Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable or (2) in the same manner as a cash dividend, in which case the dividend shall be transferred to the Key Employee on the date(s) such dividends are payable to the Company’s shareholders generally. The disposition of each other form of dividend declared on Restricted

Stock shall be made in accordance with such rules as the Committee shall adopt. A Key Employee shall have the right to vote Restricted Stock, to the extent such Restricted Stock otherwise has voting rights. This provision applies to both vested and unvested shares of Restricted Stock.

(d) Satisfaction of Retention Conditions. Shares of Company Stock shall cease to be Restricted Stock or shall be forfeited to the Company at such time as provided in the Award Agreement.

SECTION 9. Options.

(a) Committee Action. The Committee acting in its absolute discretion may grant Options to Key Employees from time to time. Each such Option grant shall be evidenced by an Award Agreement, which shall set forth the number of shares of Company Stock subject to the Option and which shall describe the conditions under which the Option will vest and become exercisable and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. All options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Company Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(b) Term. In the absence of a provision to the contrary in the individual Optionholder’s Award Agreement, and subject to the provisions of Section 9(d) of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, the term of the Option shall be 10 years from the date it was granted.

(c) Service Recipient Stock. Non-Qualified Stock Options may be granted only with respect to “service recipient stock” as such term is used in Code Section 409A.

(d) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten (110%) of the Fair Market Value of the Company Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and the Subsidiary Corporations) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(f) Exercise Price of an Incentive Stock Option. Subject to Section 9(d), the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Stock subject to the Option on the date the Option is granted (or less than one hundred and ten percent (110%) in the case of a Ten Percent Shareholder).

(g) Exercise Price of a Non-Qualified Stock Option. The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Stock subject to the Option on the date the Option is granted.

(h) Method of Exercise. The exercise of an Option shall be made by giving notice delivered in person or by mail to the person designated by the Company, specifying the number of shares of Company Stock to be purchased accompanied by payment therefor. Unless otherwise provided in an Award Agreement, when an Option is being exercised only in part, not less than fifty (50) shares of Company Stock may be covered by any such partial exercise.

(i) Consideration.

(i) The purchase price of Company Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by check at the time the Option is exercised or (b) at the discretion of the Committee (1) by delivery to the Company of other shares of Company Stock (subject to such requirements as may be imposed by the Committee), (2) if there is a public market for the Company Stock at such time, and to the extent permitted by applicable law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (3) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (4) by some combination of the foregoing. In each such case, the combination of any cash and property used to pay the purchase price shall have a Fair Market Value on the exercise date equal to the applicable exercise price.

(ii) Unless otherwise specifically provided in the Award Agreement, the purchase price of Company Stock acquired pursuant to an Award that is paid by delivery to the Company of other Company Stock, which Company Stock was acquired, directly or indirectly from the Company, shall be paid only by shares of the Company Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a supplemental charge to earnings for financial accounting purposes).

(iii) Whenever a Participant is permitted to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering Company Stock, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirements by presenting proof of beneficial ownership of such Company Stock, in which case the Company shall treat the Option as exercised or redeemed without further payment and shall withhold such number of shares of Company Stock from the Company Stock acquired under the Option. When necessary to avoid a supplemental charge to earnings for financial accounting purposes, any such withholding for tax purposes shall be made at the statutory minimum rate of withholding.

(j) Vesting Generally. Options granted under the Plan shall be exercisable at such times and upon such terms and conditions as may be determined by the Committee. The vesting provisions of individual Options may vary.

(k) Termination of Options. Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option described in Section 9(d) of this Plan or at the time of termination of an Optionholder’s employment with the Company and all Subsidiary Corporations shall lapse and terminate, and shall not be exercisable by the Optionholder or any other person, unless otherwise provided for in the Award Agreement.

(l) No Repricing of Options. The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 13 of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

SECTION 10. Stock Appreciation Rights.

(a) The Committee acting in its absolute discretion may grant SARs to Key Employees from time to time.

(b) The SAR shall represent the right to receive payment of an amount equal to the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Fair Market Value of one share of Company Stock on the date the SAR is granted (the “SAR Option Price”) multiplied by the number of shares covered by the SAR.

(c) SARs awarded under the Plan shall be evidenced by an Award Agreement that shall set forth the number of shares covered by the SAR, the SAR Option Price, and any other terms and conditions of the grant.

(d) The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock on the trading day immediately preceding the date of exercise exceeds the SAR Option Price. Such value shall be determined in the manner specified in Section 10(b).

(e) A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or his or her designee.

(f) To the extent not previously exercised, all SARs shall automatically be exercised on the day of their expiration, so long as the Fair Market Value of a share of Company Stock on the trading day immediately preceding the date of their expiration exceeds the SAR Option Price, unless prior to such day the holder instructs the Chief Financial Officer otherwise in writing. Such value shall be determined in the manner specified in Section 10(b).

(g) Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock, at the discretion of the Committee. The shares shall be valued in the manner specified in Section 10(b).

(h) Each SAR shall expire at 11:59 p.m. on a date determined by the Committee at the time of grant.

SECTION 11. Non-Employee Directors.

(a) Election by Non-Employee Directors to Receive Company Stock. Each non-employee Director may elect to receive in shares of Company Stock up to fifty percent (50%), in 10% increments, of his or her annual retainer for Board service and for service as a committee chair, if applicable. Only whole numbers of shares will be issued. For purposes of computing the number of shares earned, the value of each share of Company Stock shall be set at the trade-weighted average value in January of the year of Board service. If a Director dies prior to payment of all shares earned, the balance due shall be payable in full to the Director’s estate, in cash.

(b) Election to Defer. Prior to beginning a term of Board service, a Director may elect to defer receipt of all or a portion of his or her compensation for the upcoming term, whether to be paid in cash or Company Stock, until a later year; provided that no Director may elect to defer receipt until a date that is after five years from the last day of the term of service with regard to which such election is made. Once made, this election is irrevocable. All deferrals under this Section 11(b) are intended to comply with Section 409A of the Code.

(c) No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

SECTION 12. Non-Transferable. No Award Agreement or Award of Equity will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Award Agreement or Award of Equity will be null and void and without effect.

SECTION 13. Change in Capitalization. If the outstanding shares of Company Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number or kind of shares, and the exercise price per share, allocated to unvested or unexercised Awards, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be made by the Board or the Committee, whose determination as to what adjustments will be made, and to the extent thereof, will be final and conclusive. No fractional shares of Company Stock will be issued under the Plan on account of any such adjustment. Any actions taken under this Section 13 shall be made in accordance with any applicable provisions of Code Section 409A, including without limitation restrictions with regard to the adjustment of stock options that are considered exempt from Code Section 409A.

SECTION 14. Change in Control. All Awards of Restricted Stock, Stock Appreciation Rights and/or Options granted under an Award Agreement subject to a vesting schedule (i.e., for which the only requirement for vesting is continued employment) shall automatically vest in full upon a Change in Control.

SECTION 15. Disposition of Shares. Any Participant who acquires Company Stock pursuant to an Award will, so long as he or she remains an employee of the Company or Subsidiary Corporation, be obligated to advise the Company in the case of each sale or other disposition of any Company Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition. This requirement is in addition to any other duty the Participant may have to notify the Company in connection with sales or other dispositions of Company Stock.

SECTION 16. Award Agreement. Each Award granted will be evidenced by a written Award Agreement executed by the Company, and will contain each of the provisions and agreements herein specifically required to be contained therein, and in addition it may contain other terms and conditions as the Committee may deem desirable and which are not inconsistent with the Plan.

SECTION 17. Amendment of Plan. The Board may make changes in the Plan, and the Committee may, with consent of the Participant, make changes in the terms and conditions of his or her Award, as they will deem advisable; provided, however, an Award may be amended by the Committee unilaterally to the extent the Committee deems it necessary to comply with Code Section 409A; and, provided further, in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.

SECTION 18. Termination of Plan. The Board may suspend or terminate the Plan at any time within its absolute discretion. No such suspension or termination will in any way affect any Award then outstanding.

SECTION 19. Applicable Law; Severability; Interpretation. The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Louisiana. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.

SECTION 20. Shares Reserved. The Company will at all times during the term of the Plan reserve and keep available the number of shares of Company Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

SECTION 21. No Shareholder Rights. Except as provided in Section 8 (Restricted Stock), no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or her under this Plan or his or her exercise of such Award pending the actual delivery of Company Stock subject to such Award to such Participant.

SECTION 22. No Contract of Employment. The grant of an Award under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights in connection with the termination of his or her employment in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

SECTION 23. Titles. Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 24. Securities Registration. Each Award Agreement shall provide that, upon the receipt of vested shares of Company Stock, the Key Employee shall, if so requested by the Company, (a) hold such Company Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Company Stock issued pursuant to this Plan, the Company at its expense shall register the original issuance of such Company Stock to a Key Employee or non-employee Director under the Securities Act of 1933 or under any other applicable securities laws or shall take such action as it deems necessary or appropriate to qualify such Company Stock for an exemption under any such laws prior to the issuance of such Company Stock to a Key Employee or non-employee Director, as applicable; however, the Company shall have no obligation whatsoever to take any such action in connection with the subsequent transfer, resale or other disposition of such Company Stock by a Key Employee or non-employee Director, as applicable.

SECTION 25. Withholding. Each Award shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Award or the satisfaction of any retention or vesting conditions with respect to such Award. A Key Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Company Stock actually transferred to him or to her under this Plan. No withholding for tax purposes shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

SECTION 26. Other Conditions. Each Award Agreement may require that a Key Employee enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Company Stock acquired pursuant to such Award or provides for the repurchase of such Company Stock by the Company under certain circumstances.

SECTION 27. Rule 16b-3. The Committee shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Company Stock under this Plan to a Key Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

SECTION 28. Performance-Based Compensation under Section 162(m) of the Code. The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based compensation.” Unless otherwise expressly stated in an Award Agreement, each Option, Performance Share Unit, and SAR granted to a Covered Employee under the Plan is intended to be “performance-based compensation” and the Committee shall interpret and administer the provisions of the Plan and Award Agreements in a manner consistent therewith. Furthermore, if any provision of the Plan or of any such Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code for “performance-based compensation,” such provision shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 29. Code Section 409A. It is the intent of the Company that the operation and administration of the Plan and all Award Agreements under the Plan comply with Code Section 409A to the extent applicable, and not cause the acceleration of taxation, or the imposition of penalty taxes or interest, under Code Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” as such term is used in Code Section 409A, then any payment to the Participant described in the Plan or an Award Agreement upon his or her termination of employment that is not exempt from Code Section 409A, and that constitutes “deferred compensation” under Code Section 409A, that is payable on account of “separation from service” (within the meaning of Code Section 409A), and that is otherwise payable within 6 months after Participant’s separation from service, shall instead be made on the date 6 months after such separation from service.

SECTION 30. Compliance with Sarbanes-Oxley. All Awards shall be subject to forfeiture to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, as amended from time to time.